Exhibit 99.1

Sutro Biopharma Reports Full Year 2020 Financial Results

and Provides Business Highlights and 2021 Anticipated Milestones

- Year-end 2020 cash, cash equivalents and marketable securities of $326.5 million, with projected runway into the second half of 2023

- Four antibody-drug conjugate programs are now in the clinic that were discovered through Sutro’s proprietary and integrated cell-free protein synthesis platform

- Advancement of partner EMD Serono’s novel bispecific MUC1-EGFR ADC, M1231, into the clinic

-  Dosing of initial patients in dose-expansion of the Phase 1 STRO-002 study initiated January 2021

- STRO-002 data presented at Company-hosted KOL event and STRO-001 data presented at ASH in December 2020

SOUTH SAN FRANCISCO, Calif., March 18, 2021 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation cancer and autoimmune therapeutics, today reported its financial results for the year ended December 31, 2020, its recent business highlights, and provided a preview of anticipated selected milestones in 2021.

“2020 was a highly productive year for Sutro as we advanced the clinical development of our programs and navigated through the pandemic. Four product candidates that have now entered the clinic, two of which are partnered programs, were discovered and developed using our cell-free protein synthesis platform, showcasing its strength and versatility,” said Bill Newell, Sutro’s Chief Executive Officer. “We were particularly encouraged to see meaningful clinical benefit for women with advanced platinum-resistant and refractory ovarian cancer who were part of the Phase 1 dose-escalation study for STRO-002, our FolRα-targeted ADC. We dosed the first patient in dose-expansion in January 2021 and are rapidly moving this program forward. Additionally, we are progressing well on our partnerships – our Bristol Myers Squibb and EMD Serono collaboration programs are enrolling patients in Phase 1 studies and we are continuing to work with Merck on the cytokine derivatives collaboration to bring its first program to the clinic. We look forward to continued progress on our clinical programs and utilizing our industry leading cell-free platform to advance additional product candidates to benefit patients with unmet medical needs.”

Recent Business Highlights and Expected 2021 Milestones

STRO-002: Continued progress in Phase 1 trial of STRO-002, folate receptor-alpha (FolRα)-targeted antibody-drug conjugate (ADC) for patients with recurrent platinum resistant or refractory ovarian cancer.

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Dose-escalation portion of the Phase 1 trial completed enrollment as of August 31, 2020 and interim data as of October 30, 2020 were presented by key opinion leaders (KOL) and management at the KOL Discussion of STRO-002 Data Event in December 2020.

•	Additional data from dose-escalation, with extended follow-up on patients remaining on study, is expected in the first half of 2021.
•	Dose-expansion portion of the Phase 1 trial began enrolling patients in January 2021 and initial dose-expansion data is expected to be reported in the second half of 2021.
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Dose-expansion data is expected to inform regulatory interactions, potentially accelerate development of our registration strategy, and enable identification of the broadest population that may benefit from STRO-002.

STRO-001: Phase 1 dose-escalation continues for STRO-001, a CD74-targeted ADC for development in B-cell malignancies.

•	Dose-escalation in the Phase 1 trial enrolling patients with lymphoma and multiple myeloma is ongoing and the maximum tolerated dose has not yet been reached.
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Interim data from the dose-escalation portion of the trial in patients with non-Hodgkin lymphoma and preclinical data from our collaboration with Fred Hutchinson Cancer Research Center were presented at the 62nd American Society of Hematology (ASH) Annual Meeting in December 2020.

•	The dose-expansion portion of the Phase 1 trial is expected to begin enrolling patients in the second half of 2021.

Merck collaboration: Working collaboratively with Merck to advance two cytokine derivative programs towards the clinic.

•	Sutro is continuing to work with Merck to discover new therapeutics for cancer and autoimmune diseases. The collaboration is advancing two cytokine-derivative programs through the research phase.
•	In March 2020, Merck extended by one year the research term of the collaboration’s first program, which included a $5.0 million payment to Sutro.
•	In August 2020, Sutro entered into a supply agreement with Merck, giving Sutro responsibility for manufacturing pre-clinical and clinical supply for products emerging from the collaboration.

Bristol Myers Squibb (BMS) collaboration: Phase 1 trial for CC-99712, a BCMA-targeted ADC, is continuing to enroll multiple myeloma patients.

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Since initiation of Phase 1 in the second half of 2019, BMS has been enrolling patients in a dose-escalation/expansion trial to assess treatment of relapsed and refractory multiple myeloma, with the last reported dose level at 3.0 mg/kg.

•	CC-99712 was granted Orphan Drug Designation by the FDA for multiple myeloma.
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BMS is responsible for the worldwide clinical development and commercialization of CC‑99712. Sutro is responsible for clinical supply manufacturing and certain development services for CC-99712 and is entitled to development and regulatory milestone or contingent payments and tiered royalties on sales ranging from mid to high single digit percentages.

Merck KGaA, EMD Serono (EMD Serono) collaboration: Phase 1 trial for M1231, a first-in-class bispecific ADC targeting MUC1‑EGFR for development in solid tumors, was initiated in the first quarter of 2021.

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EMD Serono is enrolling patients in the dose-escalation portion of a Phase 1 trial of M1231 for treatment of metastatic solid tumors including non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.

•	Sutro is responsible for manufacturing early clinical supply of M1231 and is eligible for milestone or contingent payments and tiered royalties.

Vaxcyte relationship: Potential vaccine application demonstrates the power of Sutro’s cell-free technology in conjugated vaccines.

•	Under a license from Sutro, Vaxcyte has the right to use the XpressCF® and XpressCF+™ platforms to discover and develop vaccine candidates for the treatment or prophylaxis of infectious diseases.
•	Vaxcyte is progressing their broader spectrum pneumococcal conjugate vaccine (VAX‑24) through preclinical development.
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Sutro is eligible to receive four percent (4%) royalties on worldwide net sales of any licensed vaccine candidates. Sutro retains the right to discover and develop vaccines for treatment or prophylaxis of any disease not caused by an infectious pathogen, including cancer.

•	In June 2020, Vaxcyte completed an initial public offering of its common stock. Sutro owns approximately 1.6 million shares of Vaxcyte common stock as of December 31, 2020.

Key 2020 financings

•	In May 2020 and December 2020, Sutro closed public offerings of its common stock, with gross proceeds of approximately $98.0 million and approximately $144.9 million, respectively.
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Sutro ended 2020 with cash, cash equivalents & marketable securities of $326.5 million, with projected runway into the second half of 2023, based on current business plans and assumptions, and not including the value of its holdings of Vaxcyte common stock.

Full Year 2020 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of December 31, 2020, Sutro had cash, cash equivalents and marketable securities of $326.5 million, as compared to $133.5 million as of December 31, 2019, which represents a net cash increase of $193.0 million during 2020. The cash, cash equivalents and marketable securities balance noted above does not include the value associated with Sutro’s holdings of approximately 1.6 million shares of Vaxcyte common stock. As of December 31, 2020, the fair value of the Vaxcyte common stock held by Sutro was $41.6 million.

Unrealized Gain from Increase in Value of Vaxcyte Common Stock

The non-operating, unrealized gain of $41.5 million in 2020 consisted of $41.6 million due to the increase in the estimated fair value of Sutro’s holdings of approximately 1.6 million shares of Vaxcyte common stock, partially offset by approximately $0.1 million in adjustments related to revaluations of certain Vaxcyte equity items. Vaxcyte common stock held by Sutro will be measured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations.

Revenue

Revenue was $42.7 million in each of the year ended December 31, 2020 and the year ended December 31, 2019, related principally to the Merck, BMS, and EMD Serono collaborations. Future collaboration revenue from Merck, BMS, and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the year ended December 31, 2020 were $113.8 million, as compared to $98.2 million in 2019, including non-cash stock-based compensation of $11.9 million and $10.3 million, and depreciation and amortization expense of $4.3 million and $4.8 million, in 2020 and 2019, respectively. Total operating expenses for 2020 were comprised of research and development expenses of $77.0 million and general and administrative expenses of $36.8 million, which are expected to increase in future periods as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+™ led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently being investigated in a Phase 1 clinical trial of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018. STRO-002 is a folate receptor alpha (FolRα)-targeting ADC, currently being investigated in a Phase 1 clinical trial of patients with ovarian and endometrial cancers. A third product candidate, CC-99712 (BCMA-targeting ADC), which is part of Sutro’s collaboration with Bristol Myers Squibb (formerly Celgene Corporation), is enrolling patients for its Phase 1 clinical trial of patients with multiple myeloma and has received Orphan Drug Designation from the FDA for multiple myeloma. A fourth product candidate, M1231, (MUC1-EGFR, first-in-class bispecific ADC), which is part of Sutro’s collaboration with Merck KGaA, EMD Serono (EMD Serono) is enrolling patients for its Phase 1 clinical trial of patients with metastatic solid tumors, non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.  The four product candidates above being evaluated in clinical trials resulted from Sutro’s XpressCF® and XpressCF+™ technology platforms. Bristol Myers Squibb and EMD Serono have worldwide development and commercialization rights for CC-99712 and M1231, respectively, for which Sutro is entitled to milestone or contingent payments and tiered royalties.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need. To date, Sutro’s platform has led to cytokine-based immuno-oncology therapies, ADCs, vaccines and bispecific antibodies directed at precedented targets in clinical indications where the current standard of care is suboptimal.

The platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the company’s product candidates and platform and potential market opportunities for the company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company's ability to fund development activities and achieve development goals, the Company's ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019	2018
Revenue	42,722	42,736	38,419
Operating expenses
Research and development	76,961	65,612	54,262
General and administrative	36,818	32,592	21,380
Total operating expenses	113,779	98,204	75,642
Loss from operations	(71,057)	(55,468)	(37,223)
Interest income	1,508	4,074	1,616
Unrealized gain on equity securities	41,498	—	—
Interest and other expense, net	(4,077)	(4,350)	290
Net loss	$(32,128)	$(55,744)	$(35,317)
Net loss per share, basic and diluted	$(0.99)	$(2.43)	$(6.13)
Weighted-average shares used in computing basic and diluted net loss per share	32,573,469	22,958,577	5,758,875

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	December 31,
	2020	2019
	(1)	(2)
Assets
Cash, cash equivalents and marketable securities	$326,493	$133,473
Accounts receivable	5,559	6,298
Investment in equity securities	41,644	—
Property and equipment, net	12,935	9,633
Other assets	7,480	6,966
Total assets	$394,111	$156,370
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$16,815	$13,045
Deferred revenue	20,703	35,660
Debt	24,545	9,876
Total liabilities	62,063	58,581
Total stockholders’ deficit	332,048	97,789
Total Liabilities and Stockholders’ Equity	$394,111	$156,370

(1)

The condensed balance sheet as of December 31, 2020 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 18, 2021

(2)

The condensed balance sheet as of December 31, 2019 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 16, 2020.